EXHIBIT 99.1

Oil States Announces Adjusted First Quarter 2015 Earnings of $0.45 per Share

HOUSTON, April 29, 2015 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE:OIS) reported net income for the first quarter ended March 31, 2015 of $19.4 million, or $0.38 per diluted share, which included pre-tax charges of $2.1 million for severance and other downsizing initiatives, and a higher effective tax rate driven primarily by a $2.3 million deferred tax adjustment for certain non-deductible items. Excluding the first quarter 2015 significant charges and higher effective tax rate, net income would have been $23.1 million, or $0.45 per diluted share. These results compare to net income from continuing operations of $34.7 million, or $0.64 per diluted share, reported in the first quarter of 2014. Results for the first quarter of 2014 included pre-tax charges of $1.4 million, or $0.02 per diluted share, for transaction costs primarily incurred in connection with the May 30, 2014 spin-off of the accommodations segment into a stand-alone, publicly traded corporation, Civeo Corporation or Civeo.

During the first quarter of 2015, the Company generated revenues of $337.4 million and Adjusted EBITDA (A) of $68.9 million, which excluded $2.1 million of severance and other downsizing initiatives. These results compare to revenues of $405.2 million and Adjusted EBITDA (A) of $92.9 million, which excluded $1.4 million of transaction costs reported in the first quarter of 2014, representing year-over-year declines of 17% and 26%, respectively, primarily due to lower North American activity levels resulting from the significant decline in crude oil prices, the corresponding precipitous drop in the U.S. land drilling rig count and further declines due to certain customers who have elected to drill wells but not complete them.

Cindy B. Taylor, Oil States' President and Chief Executive Officer stated, "First quarter results for our business segments were negatively impacted by the precipitous drop in crude oil prices which have led to dramatic declines in North American land drilling and completion related activity. The activity declines have been further exacerbated by deferred well completions as our exploration and production customers strive to preserve cash flow in a weak commodity price environment, all of which are having a profoundly negative impact on pricing. In our offshore products segment, we achieved commendable results in light of the current environment. Bidding and quoting activity continued in our offshore products segment, albeit at a slower pace, and our first quarter book-to-bill ratio was a relatively strong 0.98x. Beginning in late 2014, and continuing through the current period, we have been proactively addressing our cost structure, controlling discretionary spending, negotiating price decreases with our vendors and maintaining strong liquidity levels to ensure Oil States remains well positioned to weather this downturn in the cycle and can be opportunistic when investment opportunities present themselves."

BUSINESS SEGMENT RESULTS

(Unless otherwise noted, the following discussion compares the quarterly results from continuing operations for the first quarters of 2015 and 2014, respectively. The historical results of operations of the accommodations segment through its respective transaction closing date has been reported as discontinued operations for all periods reported herein.)

Well Site Services

Well site services generated revenues of $141.8 million and EBITDA of $36.5 million in the first quarter of 2015 compared to revenues and EBITDA of $193.0 million and $63.1 million, respectively, in the first quarter of 2014. Segmental revenues and EBITDA decreased 27% and 42% year-over-year, respectively, primarily due to a 5% year-over-year decrease in the number of completion services jobs performed and a 15% year-over-year decrease in revenue per completion service job as a result of lower activity levels in the U.S. shale basins, coupled with pricing pressure. Lower utilization in the land drilling business, which averaged 44% during the first quarter of 2015 compared with 81% in the first quarter of 2014, also negatively impacted the segmental results. The well site services segment EBITDA included $1.1 million of severance and other downsizing initiatives undertaken in response to the significant activity declines.

Offshore Products

Offshore products generated revenues and EBITDA of $195.6 million and $42.6 million, respectively, in the first quarter of 2015 compared to revenues of $212.2 million and EBITDA of $43.1 million in the first quarter of 2014. Segmental revenues and EBITDA decreased 8% and 1% year-over-year, respectively, primarily due to lower contributions from subsea and drilling product sales and decreased backlog coming into 2015, partially offset by increased service revenues. EBITDA margins improved to 21.8% in the first quarter of 2015, compared to 20.3% realized in the first quarter of 2014. Bidding and quoting activity for the offshore products segment continued during the first quarter of 2015, albeit at a slower pace. Backlog in the offshore products segment at March 31, 2015 decreased 3% to $474 million from $490 million at December 31, 2014 due to delays in award timing and contract negotiations resulting from the significant decline in commodity prices beginning in the fourth quarter of 2014. Backlog totaled $578 million at March 31, 2014. One major project was booked during the first quarter of 2015, consisting of pipeline connectors for a subsea project offshore Brazil. The offshore products segment EBITDA included $1.0 million of severance costs primarily related to cost reduction initiatives made in response to industry activity declines.

Financial Condition

The Company invested $38.3 million in capital expenditures (Capex) during the first quarter of 2015, the majority of which was carryover from 2014. Capex spending primarily related to the addition of completion services equipment deployed to service the U.S. shale plays along with ongoing facility expansions in the offshore products segment.

In the first quarter of 2015, the Company acquired Montgomery Machine Company, Inc. (MMC) for $33.9 million, net of cash acquired. MMC combines machining and proprietary cladding technology and services to the manufacture of high-specification components for the offshore capital equipment industry on a global basis. The operations of MMC have been included in the Company's offshore products segment since the date of the acquisition.

During the first quarter of 2015, the Company repurchased 1.83 million shares, or approximately 3.5% of its shares outstanding, under its authorized share repurchase program at an average price of $42.78 per share. Amounts remaining available under the current share repurchase authorization total $71.5 million which is scheduled to expire on September 1, 2015.

As of March 31, 2015, there was $199.7 million outstanding under the Company's revolving credit facility. Total availability as of March 31, 2015 was $356.5 million (net of standby letters of credit totaling $43.8 million).

Income Taxes

The Company recognized an effective tax rate of 40.6% in the first quarter of 2015. This compares to an effective tax rate of 34.3% in the first quarter of 2014. The higher effective tax rate in the first quarter of 2015 was primarily due to a $2.3 million deferred tax adjustment for certain non-deductible items.

Conference Call Information

The call is scheduled for Thursday, April 30, 2015 at 11:00 am EDT, is being webcast and can be accessed from the Company's website at http://www.oilstatesintl.com. Participants may also join the conference call by dialing (866) 813-5647 in the United States or by dialing +1 847 619-6249 internationally and using the passcode of 39478006. A replay of the conference call will be available one and a half hours after the completion of the call by dialing (888) 843-7419 in the United States or by dialing +1 630 652 3042 internationally and entering the passcode of 39478006.

About Oil States

Oil States International, Inc. is an energy services company with a leading market position as a manufacturer of products for deepwater production facilities and certain drilling equipment, as well as a provider of completion services and land drilling services to the oil and gas industry. Oil States is publicly traded on the New York Stock Exchange under the symbol "OIS".

For more information on the Company, please visit Oil States International's website at http://www.oilstatesintl.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included therein are based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the energy service industry and other factors discussed in the "Business" and "Risk Factors" sections of the Form 10-K for the year ended December 31, 2014 filed by Oil States with the Securities and Exchange Commission on February 23, 2015.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	THREE MONTHS ENDED
	MARCH 31,
	2015	2014

Revenues	$ 337,358	$405,237

Costs and expenses:
Cost of sales and services	237,722	272,371
Selling, general and administrative expenses	35,605	41,409
Depreciation and amortization expense	32,579	30,787
Other operating (income) expense	(2,308)	1,404
	303,598	345,971
Operating income	33,760	59,266

Interest expense	(1,708)	(8,046)
Interest income	136	116
Other income	466	1,527
Income from continuing operations before income taxes	32,654	52,863
Income tax provision	(13,252)	(18,142)
Net income from continuing operations	19,402	34,721
Net income from discontinued operations, net of tax	166	36,795
Net income	19,568	71,516
Less: Net income attributable to noncontrolling interest	--	12
Net income attributable to Oil States International, Inc.	$ 19,568	$ 71,504

Net income attributable to Oil States International, Inc.:
Continuing operations	$ 19,402	$ 34,709
Discontinued operations	166	36,795
Net income attributable to Oil States International, Inc.	$ 19,568	$ 71,504

Basic net income per share attributable to Oil States International, Inc. common stockholders from:
Continuing operations	$ 0.38	$ 0.65
Discontinued operations	--	0.68
Net income	$ 0.38	$ 1.33

Diluted net income per share attributable to Oil States International, Inc. common stockholders from:
Continuing operations	$ 0.38	$ 0.64
Discontinued operations	--	0.68
Net income	$ 0.38	$ 1.32

Weighted average number of common shares outstanding:
Basic	50,826	53,288
Diluted	50,936	53,588

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	MARCH 31,	DECEMBER 31,
ASSETS	2015	2014
	(UNAUDITED)

Current assets:
Cash and cash equivalents	$ 72,049	$ 53,263
Accounts receivable, net	377,132	497,124
Inventories, net	237,862	232,490
Prepaid expenses and other current assets	39,226	43,789
Total current assets	726,269	826,666

Property, plant, and equipment, net	659,605	649,846
Goodwill, net	265,295	252,201
Other intangible assets, net	64,128	52,935
Other noncurrent assets	30,091	27,964
Total assets	$ 1,745,388	$ 1,809,612

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 79,519	$ 108,949
Accrued liabilities	60,811	96,130
Income taxes	10,881	9,195
Current portion of long-term debt and capitalized leases	523	530
Deferred revenue	46,923	48,948
Other current liabilities	13,268	7,660
Total current liabilities	211,925	271,412

Long-term debt and capitalized leases (1)	205,740	146,835
Deferred income taxes	40,287	33,913
Other noncurrent liabilities	19,597	16,795
Total liabilities	477,549	468,955

Stockholders' equity:
Oil States International, Inc. stockholders' equity:
Common stock, $.01 par value, 200,000,000 shares authorized, 61,490,615 shares and 60,940,734 shares issued, respectively, and 51,591,765 shares and 53,017,359 shares outstanding, respectively	615	610
Additional paid-in capital	691,852	685,232
Retained earnings	1,170,834	1,151,266
Accumulated other comprehensive loss	(36,642)	(22,100)
Common stock held in treasury at cost, 9,898,850 and 7,923,375 shares, respectively	(558,820)	(474,351)
Total Oil States International, Inc. stockholders' equity	1,267,839	1,340,657
Noncontrolling interest	--	--
Total stockholders' equity	1,267,839	1,340,657
Total liabilities and stockholders' equity	$ 1,745,388	$ 1,809,612

(1) As of March 31, 2015, the Company had approximately $356.5 million available under its revolving credit facility.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	THREE MONTHS ENDED MARCH 31,
	2015	2014

Cash flows from operating activities:
Net income	$ 19,568	$ 71,516
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	(166)	(36,795)
Depreciation and amortization	32,579	30,787
Deferred income tax expense (benefit)	5,923	(6,261)
Tax impact of share-based payment arrangements	40	(1,660)
Provision for bad debt	(617)	1,829
Gain on disposals of assets	(313)	(1,242)
Non-cash compensation charge	5,660	5,760
Amortization of deferred financing costs	195	823
Other, net	(253)	(58)
Changes in operating assets and liabilities, net of effect from acquired businesses:
Accounts receivable	117,900	(9,195)
Inventories	(6,235)	(11,766)
Accounts payable and accrued liabilities	(65,124)	(25,199)
Taxes payable	2,889	1,577
Other operating assets and liabilities, net	2,345	1,833
Net cash flows provided by continuing operating activities	114,391	21,949
Net cash flows provided by discontinued operating activities	260	83,362
Net cash flows provided by operating activities	114,651	105,311

Cash flows from investing activities:
Capital expenditures	(38,282)	(39,901)
Acquisitions of businesses, net of cash acquired	(33,948)	--
Proceeds from disposition of property, plant and equipment	437	1,980
Other, net	193	(386)
Net cash flows used in continuing investing activities	(71,600)	(38,307)
Net cash flows used in discontinued investing activities	--	(63,295)
Net cash flows used in investing activities	(71,600)	(101,602)

Cash flows from financing activities:
Revolving credit borrowings, net	59,030	--
Debt and capital lease repayments	(131)	(129)
Issuance of common stock from share-based payment arrangements	1,008	3,346
Purchase of treasury stock	(77,401)	(141,043)
Tax impact of share-based payment arrangements	(40)	1,660
Shares added to treasury stock as a result of net share settlements due to vesting of restricted stock	(6,084)	(4,915)
Other, net	1	(1)
Net cash flows used in continuing financing activities	(23,617)	(141,082)
Net cash flows used in discontinued financing activities	--	(1)
Net cash flows used in financing activities	(23,617)	(141,083)

Effect of exchange rate changes on cash	(648)	(7,059)
Net change in cash and cash equivalents	18,786	(144,433)
Cash and cash equivalents, beginning of period	53,263	599,306

Cash and cash equivalents, end of period	$ 72,049	$ 454,873

Oil States International, Inc. and Subsidiaries
Segment Data
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014

Revenues
Completion services	$118,111	$146,461
Drilling services	23,678	46,564

Well site services	141,789	193,025
Offshore products	195,569	212,212
Total revenues	$337,358	$405,237

EBITDA (A)
Completion services (1)	$32,341	$50,123
Drilling services	4,186	12,966

Well site services	36,527	63,089
Offshore products (1)	42,634	43,136
Corporate and eliminations (2)	(12,356)	(14,657)
Total EBITDA	$66,805	$91,568

Operating income / (loss)
Completion services (1)	$12,468	$31,045
Drilling services	(2,539)	5,795

Well site services	9,929	36,840
Offshore products (1)	36,542	37,348
Corporate and eliminations (2)	(12,711)	(14,922)
Total operating income	$33,760	$59,266

Oil States International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014

Net income from continuing operations	$19,402	$34,709
Income tax provision	13,252	18,142
Depreciation and amortization	32,579	30,787
Interest income	(136)	(116)
Interest expense	1,708	8,046
EBITDA (A)	$66,805	$91,568

Adjustments to EBITDA (1, 2):
Non-recurring charges	2,095	1,376
Adjusted EBITDA (A)	$68,900	$92,944

(1) Adjustments to EBITDA and operating income for the three months ended March 31, 2015 included severance and other related costs of $1.1 million related to the completion services business and $1.0 million related to the offshore products segment.

(2) Adjustments to EBITDA and operating loss for the three months ended March 31, 2014 included transaction costs of $1.4 million. These costs primarily related to activities associated with the spin-off of Civeo.

(A) The terms EBITDA and Adjusted EBITDA consist of net income from continuing operations plus interest, taxes, depreciation and amortization. EBITDA and Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA and Adjusted EBITDA as a supplemental disclosure because its management believes that EBITDA and Adjusted EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA and Adjusted EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth a reconciliation of EBITDA and Adjusted EBITDA to net income, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

Oil States International, Inc. and Subsidiaries
Additional Quarterly Segment and Operating Data
(unaudited)

	Three Months Ended March 31,
	2015	2014

Supplemental operating data:

Offshore products backlog ($ in millions)	$474.2	$578.2

Completion services job tickets	12,011	12,699
Average revenue per ticket ($ in thousands)	$9.8	$11.5

Land drilling operating statistics:
Average rigs available	34	34
Utilization	44.1%	80.6%
Implied day rate ($ in thousands per day)	$17.5	$18.9
Implied daily cash margin ($ in thousands per day)	$3.5	$5.4
CONTACT: Company Contact:
         Lloyd A. Hajdik
         Oil States International, Inc.
         Senior Vice President, Chief Financial Officer and Treasurer
         713-652-0582

         Patricia Gil
         Oil States International, Inc.
         Investor Relations
         713-470-4860